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                              ACCOUNTANTS' CONSENT





The Board of Directors
Spire Corporation:


We consent to incorporation by reference in the registration statements (Nos.:
2-97806, 33-4783, 33-16519, 33-29522, 33-53280 and 333-22223) on Form S-8 of
Spire Corporation of our report dated February 28, 1997, relating to the consolidated balance sheets of Spire Corporation and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-KSB of Spire Corporation.




                                                 /s/ KPMG Peat Marwick LLP
                                                 ----------------------------
                                                  KPMG PEAT MARWICK LLP


Boston, Massachusetts
March 28, 1997




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